   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1998
                                                     REGISTRATION NO. 333-37989
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                  LECG, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                             8742                         94-3063119
(STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                                 ------------

                              2000 POWELL STREET
                         EMERYVILLE, CALIFORNIA 94608
                                (510) 653-9800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ------------

                                THOMAS M. JORDE
                                   PRESIDENT
                                  LECG, INC.
                              2000 POWELL STREET
                         EMERYVILLE, CALIFORNIA 94608
                                (510) 653-9800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

          MICHAEL J. DANAHER                        HERBERT S. WANDER
               SELIM DAY                          KATTEN MUCHIN & ZAVIS
   WILSON SONSINI GOODRICH & ROSATI,       525 WEST MONROE STREET, SUITE 1600
       PROFESSIONAL CORPORATION                  CHICAGO, ILLINOIS 60661
          650 PAGE MILL ROAD                         (312) 902-5200
   PALO ALTO, CALIFORNIA 94304-1050
            (650) 493-9300

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


  IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [_]

  IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [_]

  IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

  NO EXHIBITS ARE FILED WITH THIS POST-EFFECTIVE AMENDMENT.

===============================================================================

  The Registrant registered an aggregate of 5,750,000 shares of its Common Stock (the "Registered Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-37989) filed with the Securities and Exchange Commission on October 16, 1997. The Registered Shares included 5,000,000 shares to be sold in the Registrant's initial public offering (the "Offering") and 750,000 shares to be sold pursuant to the over-allotment option granted to the underwriters. On December 18, 1997, the Registrant filed Post-Effective Amendment No. 1 to decrease the number of shares sold in the Offering from 5,000,000 to 4,500,000. The Offering was terminated on January 17, 1998, at which time an aggregate of 4,500,000 shares (the "Sold Shares") had been sold in the Offering and no shares were sold pursuant to the underwriters' over-allotment option. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-1 the 1,250,000 shares of its Common Stock (the "Remaining Shares") representing the excess of the Registered Shares over the Sold Shares.

  This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No changes are being made to the Prospectus or to Part II of the Registration Statement.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF EMERYVILLE, STATE OF CALIFORNIA, ON THIS 20TH DAY OF FEBRUARY 1998.

                                         LECG, INC.


                                         By:       /s/ Thomas M. Jorde
                                             ----------------------------------
                                                  NAME: THOMAS M. JORDE
                                                     TITLE: PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                       TITLE                 DATE
             ---------                       -----                 ----
                 *                    Chairman of the          February 20, 1998
------------------------------------   Board of Directors
           DAVID J. TEECE

        /s/ Thomas M. Jorde           President                February 20, 1998
------------------------------------   (Principal
          THOMAS M. JORDE              Executive Officer)

      /s/ Kimberly D. Gilmour         Chief Financial          February 20, 1998
------------------------------------   Officer (Principal
        KIMBERLY D. GILMOUR            Financial and
                                       Accounting
                                       Officer)

                 *                            Director         February 20, 1998
------------------------------------
         RICHARD J. GILBERT

                 *                            Director         February 20, 1998
------------------------------------
          ROBERT G. HARRIS

                 *                            Director         February 20, 1998
------------------------------------
         GORDON C. RAUSSER

                 *                            Director         February 20, 1998
------------------------------------
          MARIO M. ROSATI

                                              Director
------------------------------------
         WILLIAM J. SPENCER

*By:  /s/ Kimberly D. Gilmour
  ---------------------------------
        KIMBERLY D. GILMOUR,
          ATTORNEY-IN-FACT

                                      II-2